Exhibit 99.9 The Estée Lauder Companies Inc. SelectCitizenshipandSustainabilityGoals March 6, 2019

Select Citizenship and Sustainability Goals: • Responsible Sourcing • As part of our continuous efforts to address issues that may exist within complex supply chains, by 2025, we will have identified sensitive ingredient supply chains and developed robust biodiversity and social action plans for them. At least 90% of our palm-based ingredients (palm oil and its derivatives) will be certified sustainable from RSPO physical supply chains by 2025. • • Emissions • By 2020, we will build upon our current Net Zero carbon emissions commitment and set a science-based target covering Scopes 1, 2, and 3. • Packaging • By 2025, 75-100% of our packaging will be recyclable, refillable, reusable, recycled or recoverable. In achieving this goal, we will increase the amount of post-consumer recycled material in our packaging by up to 50%. Our ambition is to use responsibly-sourced paper products whenever possible with a goal to have 100% of our forest-based fiber cartons FSC certified by 2025. • • Ingredient Transparency • We will develop a glossary of key ingredients that includes descriptions of the ingredients’ purposes and will make this information available online by 2025. • Learning / Employee Safety • • We are committed that by 2020, 100% of our employees worldwide will have access to training on basic sustainability and corporate social impact programs We will drive safety to continue decreasing the total incident rate* to ensure continued world class-leading levels, with a goal of 0.15 by 2025. • Social Investments & Employee Engagement • • By 2020, our programs and grants focused on health, education and environmental programs will impact the well-being of 10 million individuals around the world. By 2025, we will engage 50% of eligible employees in regional, brand or local volunteer programs such as Good Works, the Breast Cancer Campaign and the MAC Global Volunteer program. Each brand will focus on and support at least one social or environmental cause by 2025. • “By 20XX” means by the end of Calendar Year 20XX *Total Incident rate is the number of OSHA recordable incidents per 100 workers. March 6, 2019

FORWARD-LOOKING INFORMATION AND NON-GAAP DISCLOSURES Statements in the Investor Day presentations, including remarks by the CEO and other members of management, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may address our expectations regarding sales, earnings or other future financial performance and liquidity, product introductions, entry into new geographic regions, information technology initiatives, new methods of sale, our long-term strategy, restructuring and other charges and resulting cost savings, and future operations or operating results. These statements may contain words like “expect,” “will,” “will likely result,” “would,” “believe,” “estimate,” “planned,” “plans,” “intends,” “may,” “should,” “could,” “anticipate,” “estimate,” “project,” “projected,” “forecast,” and “forecasted” or similar expressions. Factors that could cause actual results to differ materially from our forward-looking statements are described in our Investor Day materials as well as the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2018. The Company assumes no responsibility to update forward-looking statements made herein or otherwise. Our Investor Day materials also include non-GAAP financial measures. We use certain non-GAAP financial measures, among other financial measures, to evaluate our operating performance, which represent the manner in which we conduct and view our business. Management believes that excluding certain items that are not comparable from period to period, or do not reflect our underlying ongoing business, provides transparency for such items and helps investors and others compare and analyze operating performance from period to period. Our non-GAAP financial measures may not be comparable to similarly titled measures used by, or determined in a manner consistent with, other companies. While we consider the non-GAAP measures useful in analyzing our results, they are not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP. Information about GAAP and non-GAAP financial measures, including reconciliation information, is included in our Investor Day materials as well as on the Investors area of the Company’s website, www.elcompanies.com, under the heading “GAAP Reconciliation.”